News Release

HOPE BANCORP REPORTS 2022 FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES - April 18, 2022 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its first quarter ended March 31, 2022.

For the three months ended March 31, 2022, net income increased 18% to $60.7 million, or $0.50 per diluted common share, from $51.6 million, or $0.43 per diluted common share, in the 2021 fourth quarter and increased 39% from $43.7 million, or $0.35 per diluted common share, in the year-ago first quarter.

“For the three months ended March 31, 2022, we delivered a strong quarter of profitability that is reflective of the strategic actions taken in 2021,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “As expected, our asset quality improved materially with criticized loan balances declining 21% from year-end 2021. Together with a large recovery from a previously charged off loan, we recorded an $11.0 million negative provision for credit losses while at the same time further strengthening our reserves.

“The momentum in our business development efforts continued to build with record first quarter production volume of $1.03 billion, which resulted in 6.7% growth in loans receivable on an annualized basis, excluding PPP loans. Given the increased productivity of our larger banking teams and our more diversified areas of lending expertise, we believe we are well positioned to deliver a very strong year of new loan production that will ultimately lead to enhanced growth in earnings and shareholder returns,” said Kim.
Q1 2022 Highlights
•Loan originations totaled $1.03 billion, a record first quarter high and representing a 21% increase over the previous first quarter record set in 2021.
•Excluding PPP, loans receivable increased 6.7% quarter-over-quarter on an annualized basis.
•Company recorded net recoveries of $17.9 million, reflecting additional recoveries related to a large relationship previously charged off during the 2021 third quarter.
•Asset quality improved meaningfully quarter-over-quarter with total nonperforming assets decreasing 8.4% and criticized loans decreasing 21.2%.
•Company recorded a negative provision for credit losses of $11.0 million, reflecting significant reductions in criticized loans and a large net recovery.
•Net interest margin expanded 8 basis points from the fourth quarter of 2021.
•Net income increased 18% quarter-over-quarter to $60.7 million, or $0.50 per diluted common share.
•Total cost of deposits relatively stable, up 1 basis point quarter-over-quarter.
•Noninterest expenses continued to be well managed with efficiency ratio of 51.50% and noninterest expense to average assets of 1.70%.
(more)

2-2-2    NASDAQ: HOPE

Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	3/31/2022	12/31/2021	3/31/2021
Net income	$60,738	$51,623	$43,687
Diluted earnings per share	$0.50	$0.43	$0.35
Pre-provision net revenue (1)	$70,989	$72,179	$60,952
Net interest income before (credit) provision for credit losses	$133,176	$133,318	$122,579
Net interest margin	3.21%	3.13%	3.06%
Noninterest income	$13,186	$13,097	$8,804
Noninterest expense	$75,373	$74,236	$70,431
Net loans receivable	$13,919,224	$13,812,193	$13,494,686
Deposits	$14,515,128	$15,040,450	$14,301,269
Total cost of deposits	0.24%	0.23%	0.36%
Nonaccrual loans(2)	$52,717	$54,616	$109,858
Nonperforming loans to loans receivable(2)	0.71%	0.78%	1.11%
ACL to loans receivable	1.05%	1.01%	1.52%
ACL to nonaccrual loans(2)	279.70%	257.34%	189.28%
ACL to nonperforming assets(2)	144.03%	125.76%	121.94%
(Credit) provision for credit losses	$(11,000)	$1,500	$3,300
Net (recoveries) charge offs	$(17,900)	$(2,276)	$2,098
Return on average assets (“ROA”)	1.37%	1.16%	1.02%
Return on average equity (“ROE”)	11.62%	9.93%	8.53%
Return on average tangible common equity (“ROTCE”)(1)	15.01%	12.85%	11.11%
Noninterest expense / average assets	1.70%	1.67%	1.65%
Efficiency ratio	51.50%	50.70%	53.61%

(1) Pre-provision net revenue and return on average tangible common equity are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Page 6 of this earnings release. A quantitative reconciliation of the Company’s GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 9.
(2) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.

Operating Results for the 2022 First Quarter

Net interest income before provision for credit losses for the 2022 first quarter was stable at $133.2 million, compared with $133.3 million in the 2021 fourth quarter, but increased 9% from $122.6 million in the 2021 first quarter. The Company attributed the year-over-year increase to higher interest income due to higher average balances of loans receivable and investment securities and lower interest expense on deposits.

The net interest margin for the 2022 first quarter increased 8 basis points to 3.21% from 3.13% in the preceding fourth quarter and increased 15 basis points from 3.06% in the year-ago first quarter, primarily due to a decrease in interest earning cash which was used to fund a portion of the increase in average loan balances.

The weighted average yield on loans for the 2022 first quarter was 3.88%, compared with 3.95% in the 2021 fourth quarter. The Company attributed the quarter-over-quarter decrease in weighted average yield on loans to the impact of lower interest income related to SBA PPP loans and lower purchase accounting accretion. The weighted average yield on loans for the 2021 first quarter was 3.94%.

(more)

3-3-3    NASDAQ: HOPE

The weighted average cost of deposits for the 2022 first quarter increased slightly by 1 basis point to 0.24% from 0.23% in the 2021 fourth quarter, primarily reflecting a lower mix of noninterest bearing demand deposits. Compared with the year-ago first quarter, the weighted average cost of deposits for the 2022 first quarter decreased 12 basis points from 0.36%, largely reflecting a 37 basis point reduction in the cost of time deposits and a significantly improved mix of deposits with time deposits accounting for 15.2% of total deposits at March 31, 2022, versus 24.9% at March 31, 2021.

Noninterest income for the 2022 first quarter increased 1% to $13.2 million from $13.1 million in the 2021 fourth quarter, reflecting higher net gain on sale of SBA loans, largely offset by lower other income and fees, which included quarter-over-quarter decreases in equity investment fair values, dividend income from equity investments and swap fee income. During the 2022 first quarter, the Company sold $58.1 million in the guaranteed portion of SBA 7(a) loans, compared with $41.0 million in the preceding fourth quarter. Noninterest income for the 2022 first quarter increased 50% over $8.8 million in the first quarter of 2021 due to the absence of SBA loan sales to the secondary market in the first quarter of 2021.

Noninterest expense for the 2022 first quarter increased 2% to $75.4 million from $74.2 million for the preceding fourth quarter, reflecting higher salaries and employee benefits largely offset by decreases in most other noninterest expense line items. For the 2021 first quarter, noninterest expense totaled $70.4 million.

Salaries and employee benefits expense for the 2022 first quarter increased to $47.7 million from $44.6 million in the preceding fourth quarter, largely reflecting seasonal increases related to payroll taxes and vacation accruals, along with a decrease in deferred loan origination costs. Salaries and employee benefits expense for the 2021 first quarter totaled $41.2 million. The Company attributed the year-over-year increase in salaries and employee benefits expense to higher base salaries reflecting an increase in full-time equivalent employees, higher group insurance expense and lower deferred loan origination costs.

The Company’s efficiency ratio for the 2022 first quarter was 51.50%, compared with 50.70% in the preceding fourth quarter and 53.61% in the year-ago first quarter. Noninterest expense as a percentage of average assets was 1.70% for the 2022 first quarter, compared with 1.67% for the 2021 fourth quarter and 1.65% for the 2021 first quarter.

The effective tax rate for the 2022 first quarter was 25.9%, compared with 27.0% for the preceding fourth quarter and 24.2% in the year-ago first quarter. The effective tax rate for the 2022 first quarter was higher than the year-ago first quarter due mainly to a decrease in affordable housing tax credits compared with the prior year.

Balance Sheet Summary
New loan originations funded during the 2022 first quarter totaled $1.03 billion, a record first quarter high and reflecting a 21% increase over $847.1 million in the year-ago first quarter. During the seasonally stronger fourth quarter of 2021, the Company originated $1.24 billion of new loans, a record high for any given quarter.

Following are the components of new loan production for the quarters ended March 31, 2022, December 31, 2021, and March 31, 2021.

(dollars in thousands) (unaudited)	For the Three Months Ended
	3/31/2022	12/31/2021	3/31/2021
Commercial real estate	$529,730	$573,978	$277,704
Commercial	335,756	532,634	156,622
SBA	56,602	54,848	36,802
SBA PPP	—	—	304,727
Residential mortgage	103,473	81,325	69,784
Consumer	401	70	1,473
Total new loan originations	$1,025,962	$1,242,855	$847,112

(more)

4-4-4    NASDAQ: HOPE

At March 31, 2022, loans receivable increased 0.8% to $14.07 billion from $13.95 billion at December 31, 2021 and increased 2.7% from $13.70 billion at March 31, 2021.

Total deposits at March 31, 2022 declined 3.5% to $14.52 billion from $15.04 billion at December 31, 2021, largely reflecting a decrease in time deposits, but increased 1.5% year-over-year from $14.30 billion at March 31, 2021. Quarter-over-quarter, money market and NOW deposits increased 4.9%, but was offset by a 4.4% decline in noninterest bearing demand deposits and a 20.7% reduction in time deposits. On a year-over-year basis, noninterest bearing demand deposits at March 31, 2022 increased 1.3%, money market and NOW deposits increased 29.4%, and time deposits decreased 37.9%.

Following is the deposit composition as of March 31, 2022, December 31, 2021 and March 31, 2021:

(dollars in thousands) (unaudited)	3/31/2022	12/31/2021	% change	3/31/2021	% change
Noninterest bearing demand deposits	$5,498,263	$5,751,870	(4)%	$5,427,174	1%
Money market and other	6,484,677	6,178,850	5%	5,009,419	29%
Saving deposits	321,373	321,377	—%	305,326	5%
Time deposits	2,210,815	2,788,353	(21)%	3,559,350	(38)%
Total deposit balances	$14,515,128	$15,040,450	(3)%	$14,301,269	1%

Following is the deposit composition as a percentage of total deposits and a breakdown of cost of deposits as of and for the quarters ended March 31, 2022, December 31, 2021 and March 31, 2021:

	Deposit Breakdown			Cost of Deposits
(unaudited)	3/31/2022	12/31/2021	3/31/2021	Q1 2022	Q4 2021	Q1 2021
Noninterest bearing demand deposits	37.9%	38.3%	38.0%	—%	—%	—%
Money market and other	44.7%	41.1%	35.0%	0.36%	0.37%	0.42%
Saving deposits	2.2%	2.1%	2.1%	1.18%	1.18%	1.17%
Time deposits	15.2%	18.5%	24.9%	0.32%	0.34%	0.69%
Total deposit balances	100.0%	100.0%	100.0%	0.24%	0.23%	0.36%

Allowance for Credit Losses
In the 2022 first quarter, the Company recorded a negative provision for credit losses of $11.0 million, compared with a provision for credit losses of $1.5 million in the preceding fourth quarter and a provision for credit losses of $3.3 million in the 2021 first quarter.

Following is the allowance for credit losses and allowance coverage ratios as of March 31, 2022, December 31, 2021 and March 31, 2021:

(dollars in thousands) (unaudited)	3/31/2022	12/31/2021	3/31/2021
Allowance for credit losses	$147,450	$140,550	$207,943
Allowance for credit loss/loans receivable	1.05%	1.01%	1.52%
Allowance for credit losses/nonperforming loans	146.92%	128.75%	136.79%

(more)

5-5-5    NASDAQ: HOPE

Credit Quality
Following are the components of nonperforming assets as of March 31, 2022, December 31, 2021 and March 31, 2021:

(dollars in thousands) (unaudited)	3/31/2022	12/31/2021	3/31/2021
Loans on nonaccrual status (1)	$52,717	$54,616	$109,858
Delinquent loans 90 days or more on accrual status	3,090	2,131	384
Accruing troubled debt restructured loans	44,555	52,418	41,773
Total nonperforming loans	100,362	109,165	152,015
Other real estate owned	2,010	2,597	18,515
Total nonperforming assets	$102,372	$111,762	$170,530

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $17.0 million, $19.5 million and $25.0 million, at March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

Total nonperforming assets at March 31, 2022 declined to $102.4 million from $111.8 million at December 31, 2021 and from $170.5 million at March 31, 2021. The quarter-over-quarter decrease in total nonperforming assets largely reflects a $1.9 million reduction in nonaccrual loans and a $7.9 million reduction in accruing troubled debt restructured loans.

Following are net (recoveries) charge offs and net (recoveries) charge offs to average loans receivable on an annualized basis for the three months ended March 31, 2022, December 31, 2021 and March 31, 2021:

(dollars in thousands) (unaudited)	For the Three Months Ended
	3/31/2022	12/31/2021	3/31/2021
Net (recoveries) charge offs	$(17,900)	$(2,276)	$2,098
Net (recoveries) charge offs/average loans receivable (annualized)	(0.52)%	(0.07)%	0.06%

Net recoveries in the 2022 first quarter reflects additional partial recoveries from a large loan charged off during the 2021 third quarter.

Following are the components of criticized loan balances as of March 31, 2022, December 31, 2021 and March 31, 2021:

(dollars in thousands) (unaudited)	3/31/2022	12/31/2021	3/31/2021
Special mention	$166,958	$257,194	$280,974
Substandard	226,661	242,397	379,048
Total criticized loans	$393,619	$499,591	$660,022

The Company noted that the quarter-over-quarter decrease in criticized loan balances at March 31, 2022 largely reflects upgrades of its borrowers’ post-COVID modifications following the receipt of updated financial statements and payoffs of criticized loans.

(more)

6-6-6    NASDAQ: HOPE

Capital
At March 31, 2022, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. Following are capital ratios for the Company as of March 31, 2022, December 31, 2021 and March 31, 2021:

Hope Bancorp, Inc. (unaudited)	3/31/2022	12/31/2021	3/31/2021	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.03%	11.03%	11.08%	6.50%
Tier 1 Leverage Ratio	10.37%	10.11%	10.15%	5.00%
Tier 1 Risk-Based Ratio	11.69%	11.70%	11.78%	8.00%
Total Risk-Based Ratio	12.49%	12.42%	13.03%	10.00%

Following are tangible common equity(1) (“TCE”) per share and TCE as a percentage of tangible assets(1) as of March 31, 2022, December 31, 2021 and March 31, 2021:

(unaudited)	3/31/2022	12/31/2021	3/31/2021
Tangible common equity per share (1)	$13.04	$13.51	$12.73
Tangible common equity to tangible assets (2)	9.05%	9.31%	9.40%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth in the following section. A quantitative reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Page 9.

Non-GAAP Financial Metrics

This news release contains certain non-GAAP financial measure disclosures, including pre-provision net revenue, tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding its operational performance and the Company’s and the Bank’s capital levels and has included these figures in response to market participant interest in these financial metrics. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Page 9.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Tuesday, April 19, 2022 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its first quarter ended March 31, 2022. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through April 26, 2022, replay access code 1867037.

(more)

7-7-7    NASDAQ: HOPE

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $17.80 billion in total assets as of March 31, 2022. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses, regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization of the Company. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko Senior EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

# # #
(tables follow)

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	3/31/2022	12/31/2021	% change	3/31/2021	% change
Cash and due from banks	$280,373	$316,266	(11)%	$376,666	(26)%
Securities available for sale, at fair value	2,492,486	2,666,275	(7)%	2,233,744	12%
Federal Home Loan Bank (“FHLB”) stock and other investments	87,201	87,961	(1)%	102,242	(15)%
Loans held for sale, at the lower of cost or fair value	115,756	99,049	17%	19,672	488%
Loans receivable	14,066,674	13,952,743	1%	13,702,629	3%
Allowance for credit losses	(147,450)	(140,550)	(5)%	(207,943)	29%
Net loans receivable	13,919,224	13,812,193	1%	13,494,686	3%
Accrued interest receivable	37,949	41,842	(9)%	60,498	(37)%
Premises and equipment, net	45,642	45,667	—%	47,918	(5)%
Bank owned life insurance	77,390	77,081	—%	77,089	—%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	10,874	10,418	4%	12,084	(10)%
Other intangible assets, net	7,184	7,671	(6)%	9,198	(22)%
Other assets	265,285	260,188	2%	300,613	(12)%
Total assets	$17,803,814	$17,889,061	—%	$17,198,860	4%

Liabilities:
Deposits	$14,515,128	$15,040,450	(3)%	$14,301,269	1%
FHLB and FRB borrowings	772,000	300,000	157%	400,000	93%
Convertible notes, net	216,444	216,209	—%	215,504	—%
Subordinated debentures	105,652	105,354	—%	104,469	1%
Accrued interest payable	4,826	4,272	13%	8,611	(44)%
Other liabilities	148,707	129,793	15%	123,426	20%
Total liabilities	$15,762,757	$15,796,078	—%	$15,153,279	4%

Stockholders’ Equity:
Common stock, $0.001 par value	$137	$136	1%	$136	1%
Capital surplus	1,422,602	1,421,698	—%	1,417,137	—%
Retained earnings	976,483	932,561	5%	823,085	19%
Treasury stock, at cost	(250,000)	(250,000)	—%	(200,000)	(25)%
Accumulated other comprehensive (loss) gain, net	(108,165)	(11,412)	(848)%	5,223	N/A
Total stockholders’ equity	2,041,057	2,092,983	(2)%	2,045,581	—%
Total liabilities and stockholders’ equity	$17,803,814	$17,889,061	—%	$17,198,860	4%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	120,327,689	120,006,452		123,480,494
Treasury stock shares	16,343,849	16,343,849		12,661,581
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
	3/31/2022	12/31/2021	% change	3/31/2021	% change

Interest and fees on loans	$132,672	$133,821	(1)%	$129,736	2%
Interest on securities	11,656	10,657	9%	7,915	47%
Interest on federal funds sold and other investments	544	691	(21)%	642	(15)%
Total interest income	144,872	145,169	—%	138,293	5%

Interest on deposits	8,676	8,905	(3)%	12,770	(32)%
Interest on other borrowings and convertible notes	3,020	2,946	3%	2,944	3%
Total interest expense	11,696	11,851	(1)%	15,714	(26)%

Net interest income before provision (credit) for credit losses	133,176	133,318	—%	122,579	9%
Provision (credit) for credit losses	(11,000)	1,500	N/A	3,300	N/A
Net interest income after provision (credit) for credit losses	144,176	131,818	9%	119,279	21%

Service fees on deposit accounts	1,974	1,894	4%	1,790	10%
International service fees	794	1,061	(25)%	841	(6)%
Loan servicing fees, net	836	747	12%	1,044	(20)%
Wire transfer fees	900	916	(2)%	844	7%
Net gains on sales of SBA loans	5,603	3,614	55%	—	100%
Net gains on sales of residential mortgage loans	757	530	43%	2,096	(64)%
Other income and fees	2,322	4,335	(46)%	2,189	6%
Total noninterest income	13,186	13,097	1%	8,804	50%

Salaries and employee benefits	47,745	44,608	7%	41,216	16%
Occupancy	7,335	7,391	(1)%	6,967	5%
Furniture and equipment	4,644	4,642	—%	4,186	11%
Advertising and marketing	1,636	2,329	(30)%	1,625	1%
Data processing and communications	2,461	2,789	(12)%	2,737	(10)%
Professional fees	2,211	2,439	(9)%	2,903	(24)%
FDIC assessment	1,569	1,366	15%	1,255	25%
Credit related expenses	1,112	873	27%	2,218	(50)%
OREO expense, net	357	811	(56)%	281	27%
Other	6,303	6,988	(10)%	7,043	(11)%
Total noninterest expense	75,373	74,236	2%	70,431	7%
Income before income taxes	81,989	70,679	16%	57,652	42%
Income tax provision	21,251	19,056	12%	13,965	52%
Net income	$60,738	$51,623	18%	$43,687	39%

Earnings Per Common Share - Basic	$0.51	$0.43		$0.35
Earnings Per Common Share - Diluted	$0.50	$0.43		$0.35

Weighted Average Shares Outstanding - Basic	120,131,380	120,160,300		123,324,745
Weighted Average Shares Outstanding - Diluted	121,089,474	121,025,925		124,336,130
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)
Profitability measures:	3/31/2022	12/31/2021	3/31/2021
ROA	1.37%	1.16%	1.02%
ROE	11.62%	9.93%	8.53%
ROTCE (1)	15.01%	12.85%	11.11%
Net interest margin	3.21%	3.13%	3.06%
Efficiency ratio	51.50%	50.70%	53.61%
Noninterest expense / average assets	1.70%	1.67%	1.65%

(1) Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended
Pre-tax acquisition accounting adjustments:	3/31/2022	12/31/2021	3/31/2021
Accretion on acquired loans (including acquired credit deteriorated loans)	$883	$1,950	$2,960
Amortization of premium on low income housing tax credits	(76)	(73)	(73)
Accretion of discount on acquired subordinated debt	(298)	(296)	(290)
Amortization of core deposit intangibles	(487)	(509)	(509)
Total acquisition accounting adjustments	$22	$1,072	$2,088

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	3/31/2022			12/31/2021			3/31/2021
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$13,871,974	$132,672	3.88%	$13,447,009	$133,821	3.95%	$13,346,264	$129,736	3.94%
Securities available for sale	2,621,220	11,656	1.80%	2,674,903	10,657	1.58%	2,267,409	7,915	1.42%
FHLB stock and other investments	352,774	544	0.63%	773,579	691	0.35%	640,392	642	0.41%
Total interest earning assets	$16,845,968	$144,872	3.49%	$16,895,491	$145,169	3.41%	$16,254,065	$138,293	3.45%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$6,337,866	$5,701	0.36%	$5,961,363	$5,522	0.37%	$5,256,579	$5,490	0.42%
Savings	318,508	927	1.18%	316,758	946	1.18%	301,184	870	1.17%
Time deposits	2,619,491	2,048	0.32%	2,823,613	2,437	0.34%	3,767,109	6,410	0.69%
Total interest bearing deposits	9,275,865	8,676	0.38%	9,101,734	8,905	0.39%	9,324,872	12,770	0.56%
FHLB and FRB borrowings	242,556	687	1.15%	216,882	648	1.19%	215,889	642	1.21%
Convertible notes, net	216,305	1,323	2.45%	216,078	1,322	2.39%	215,002	1,322	2.46%
Subordinated debentures	101,577	1,010	3.98%	101,295	976	3.77%	100,392	980	3.90%
Total interest bearing liabilities	$9,836,303	$11,696	0.48%	$9,635,989	$11,851	0.49%	$9,856,155	$15,714	0.65%
Noninterest bearing demand deposits	5,672,768			5,967,251			5,052,532
Total funding liabilities/cost of funds	$15,509,071		0.31%	$15,603,240		0.30%	$14,908,687		0.43%
Net interest income/net interest spread		$133,176	3.01%		$133,318	2.92%		$122,579	2.80%
Net interest margin			3.21%			3.13%			3.06%

Cost of deposits:
Noninterest bearing demand deposits	$5,672,768	$—	—%	$5,967,251	$—	—%	$5,052,532	$—	—%
Interest bearing deposits	9,275,865	8,676	0.38%	9,101,734	8,905	0.39%	9,324,872	12,770	0.56%
Total deposits	$14,948,633	$8,676	0.24%	$15,068,985	$8,905	0.23%	$14,377,404	$12,770	0.36%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
AVERAGE BALANCES:	3/31/2022	12/31/2021	% change	3/31/2021	% change
Loans receivable, including loans held for sale	$13,871,974	$13,447,009	3%	$13,346,264	4%
Investments	2,973,994	3,448,482	(14)%	2,907,801	2%
Interest earning assets	16,845,968	16,895,491	—%	16,254,065	4%
Total assets	17,742,402	17,834,345	(1)%	17,115,407	4%

Interest bearing deposits	9,275,865	9,101,734	2%	9,324,872	(1)%
Interest bearing liabilities	9,836,303	9,635,989	2%	9,856,155	—%
Noninterest bearing demand deposits	5,672,768	5,967,251	(5)%	5,052,532	12%
Stockholders’ equity	2,090,755	2,079,694	1%	2,047,506	2%
Net interest earning assets	7,009,665	7,259,502	(3)%	6,397,910	10%

LOAN PORTFOLIO COMPOSITION:	3/31/2022	12/31/2021	% change	3/31/2021	% change
Commercial loans	$4,124,715	$4,208,674	(2)%	$4,346,244	(5)%
Real estate loans	9,262,305	9,105,931	2%	8,811,423	5%
Consumer and other loans	679,654	638,138	7%	544,962	25%
Loans, net of deferred loan fees and costs	14,066,674	13,952,743	1%	13,702,629	3%
Allowance for credit losses	(147,450)	(140,550)	(5)%	(207,943)	29%
Loans receivable, net	$13,919,224	$13,812,193	1%	$13,494,686	3%

REAL ESTATE LOANS BY PROPERTY TYPE:	3/31/2022	12/31/2021	% change	3/31/2021	% change
Retail buildings	$2,598,373	$2,522,976	3%	$2,317,017	12%
Hotels/motels	1,208,217	1,308,405	(8)%	1,619,661	(25)%
Gas stations/car washes	1,055,383	1,050,730	—%	913,176	16%
Mixed-use facilities	872,362	854,793	2%	752,729	16%
Warehouses	1,263,791	1,244,339	2%	1,092,549	16%
Multifamily	841,316	744,068	13%	531,306	58%
Other	1,422,863	1,380,620	3%	1,584,985	(10)%
Total	$9,262,305	$9,105,931	2%	$8,811,423	5%

DEPOSIT COMPOSITION	3/31/2022	12/31/2021	% change	3/31/2021	% change
Noninterest bearing demand deposits	$5,498,263	$5,751,870	(4)%	$5,427,174	1%
Money market and other	6,484,677	6,178,850	5%	5,009,419	29%
Saving deposits	321,373	321,377	—%	305,326	5%
Time deposits	2,210,815	2,788,353	(21)%	3,559,350	(38)%
Total deposit balances	$14,515,128	$15,040,450	(3)%	$14,301,269	1%

DEPOSIT COMPOSITION (%)	3/31/2022	12/31/2021		3/31/2021
Noninterest bearing demand deposits	37.9%	38.3%		38.0%
Money market and other	44.7%	41.1%		35.0%
Saving deposits	2.2%	2.1%		2.1%
Time deposits	15.2%	18.5%		24.9%
Total deposit balances	100.0%	100.0%		100.0%
Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	3/31/2022	12/31/2021	3/31/2021
Total stockholders’ equity	$2,041,057	$2,092,983	$2,045,581
Common equity tier 1 ratio	11.03%	11.03%	11.08%
Tier 1 risk-based capital ratio	11.69%	11.70%	11.78%
Total risk-based capital ratio	12.49%	12.42%	13.03%
Tier 1 leverage ratio	10.37%	10.11%	10.15%
Total risk weighted assets	$15,393,639	$15,036,292	$14,338,828
Book value per common share	$16.96	$17.44	$16.57
Tangible common equity to tangible assets (1)	9.05%	9.31%	9.40%
Tangible common equity per share (1)	$13.04	$13.51	$12.73

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

	Three Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Balance at beginning of period	$140,550	$136,774	$189,452	$207,943	$206,741
(Credit) provision for credit losses	(11,000)	1,500	(10,000)	(7,000)	3,300
Recoveries	19,403	3,615	1,906	1,301	1,423
Charge offs	(1,503)	(1,339)	(44,584)	(12,792)	(3,521)
Balance at end of period	$147,450	$140,550	$136,774	$189,452	$207,943
Net (recoveries) charge offs/average loans receivable (annualized)	(0.52)%	(0.07)%	1.28%	0.35%	0.06%

	Three Months Ended
NET LOAN (RECOVERIES) CHARGE OFFS:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Real estate loans	$(16,418)	$(2,352)	$40,542	$11,281	$2,234
Commercial loans	(1,529)	144	1,117	181	(80)
Consumer loans	47	(68)	1,019	29	(56)
Total net (recoveries) charge offs	$(17,900)	$(2,276)	$42,678	$11,491	$2,098

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Loans on nonaccrual status (1)	$52,717	$54,616	$54,380	$111,008	$109,858
Delinquent loans 90 days or more on accrual status	3,090	2,131	4,567	4,759	384
Accruing troubled debt restructured loans	44,555	52,418	39,509	51,360	41,773
Total nonperforming loans	100,362	109,165	98,456	167,127	152,015
Other real estate owned	2,010	2,597	15,213	16,619	18,515
Total nonperforming assets	$102,372	$111,762	$113,669	$183,746	$170,530
Nonperforming assets/total assets	0.58%	0.62%	0.64%	1.05%	0.99%
Nonperforming assets/loans receivable & OREO	0.73%	0.80%	0.85%	1.37%	1.24%
Nonperforming assets/total capital	5.02%	5.34%	5.48%	8.78%	8.34%
Nonperforming loans/loans receivable	0.71%	0.78%	0.73%	1.24%	1.11%
Nonaccrual loans/loans receivable	0.37%	0.39%	0.41%	0.83%	0.80%
Allowance for credit losses/loans receivable	1.05%	1.01%	1.02%	1.41%	1.52%
Allowance for credit losses/nonaccrual loans	279.70%	257.34%	251.52%	170.67%	189.28%
Allowance for credit losses/nonperforming loans	146.92%	128.75%	138.92%	113.36%	136.79%
Allowance for credit losses/nonperforming assets	144.03%	125.76%	120.33%	103.11%	121.94%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $17.0 million, $19.5 million, $20.6 million, $23.6 million, and $25.0 million, at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively.

NONACCRUAL LOANS BY TYPE:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Real estate loans	$36,655	$39,756	$41,673	$95,622	$91,940
Commercial loans	8,686	11,025	10,991	12,217	14,080
Consumer loans	7,376	3,835	1,716	3,169	3,838
Total nonaccrual loans	$52,717	$54,616	$54,380	$111,008	$109,858

ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Retail buildings	$24,356	$28,483	$11,280	$12,110	$6,319
Hotels/motels	—	472	—	—	—
Gas stations/car washes	193	197	202	206	210
Mixed-use facilities	2,836	2,846	7,937	7,967	3,377
Warehouses	5,321	5,366	4,908	14,099	14,124
Other (2)	11,849	15,054	15,182	16,978	17,743
Total	$44,555	$52,418	$39,509	$51,360	$41,773

(2) Includes commercial business, consumer, and other loans

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
30 - 59 days	$12,439	$29,723	$15,016	$22,466	$18,175
60 - 89 days	3,090	10,345	4,746	6,987	8,314
Total	$15,529	$40,068	$19,762	$29,453	$26,489

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Real estate loans	$6,097	$20,232	$10,359	$21,432	$18,331
Commercial loans	5,003	3,057	9,377	560	1,002
Consumer loans	4,429	16,779	26	7,461	7,156
Total	$15,529	$40,068	$19,762	$29,453	$26,489

CRITICIZED LOANS:	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Special mention	$166,958	$257,194	$306,766	$294,559	$280,974
Substandard	226,661	242,397	243,684	380,955	379,048
Total criticized loans	$393,619	$499,591	$550,450	$675,514	$660,022
Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended
	3/31/2022	12/31/2021	3/31/2021
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,090,755	$2,079,694	$2,047,506
Less: Goodwill and core deposit intangible assets, net	(471,921)	(472,405)	(473,961)
Average tangible common equity	$1,618,834	$1,607,289	$1,573,545

Net income	$60,738	$51,623	$43,687
Return on average tangible common equity (annualized)	15.01%	12.85%	11.11%

	3/31/2022	12/31/2021	3/31/2021
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$2,041,057	$2,092,983	$2,045,581
Less: Goodwill and core deposit intangible assets, net	(471,634)	(472,121)	(473,648)
Tangible common equity	$1,569,423	$1,620,862	$1,571,933

Total assets	$17,803,814	$17,889,061	$17,198,860
Less: Goodwill and core deposit intangible assets, net	(471,634)	(472,121)	(473,648)
Tangible assets	$17,332,180	$17,416,940	$16,725,212

Common shares outstanding	120,327,689	120,006,452	123,480,494

Tangible common equity to tangible assets	9.05%	9.31%	9.40%
Tangible common equity per share	$13.04	$13.51	$12.73

	Three Months Ended
	3/31/2022	12/31/2021	3/31/2021
PRE-PROVISION NET REVENUE
Net interest income before provision (credit) for credit losses	$133,176	$133,318	$122,579
Noninterest income	13,186	13,097	8,804
Revenue	146,362	146,415	131,383

Noninterest expense	75,373	74,236	70,431
Pre-provision net revenue	$70,989	$72,179	$60,952

Table Page 9